Exhibit 4.23

Chorus Services Agreement - General

Terms

between

Chorus New Zealand Limited

and

Telecom New Zealand Limited

Chorus Services Agreement - General Terms

Table of Contents

INTERPRETATION	6

1 Definitions	6

2 Principles of interpretation	8

3 Principle of supply	9

PREREQUISITES	9

4 Condition Precedent	9

5 Security requirements	9

6 Operational requirements	11

7 Insurance requirements	11

8 Failing to satisfy prerequisites	11

KEY TERMS	11

9 Operation of the CSA	11

10 Prevailing terms	12

11 General Terms	12

12 Service Appendix	13

13 Price List	13

14 Operations Manual	14

THE SERVICE PROVIDER’S RIGHTS AND OBLIGATIONS	15

15 General	15

16 The Service Provider’s responsibility for Customers and End Users	16

CHARGES, PAYMENT, NON-PAYMENT AND INVOICE ERROR DISPUTES	16

17 Charging principles	16

18 Invoicing and payment of Charges	17

19 Non-payment	18

20 Invoice Disputes	18

LIABILITY	20

21 Service Provider’s Liability	20

22 Chorus’ Liability	21

23 General	21

24 Force Majeure	22

SERVICE DISRUPTION	23

25 Outages	23

FAULTS	24

26 Responsibility for faults	24

27 Diagnosing faults	24

28 Reporting faults to Chorus	25

29 Fixing faults	25

CHORUS’ NETWORK, CHORUS OWNED EQUIPMENT AND PROPERTY	26

30 Safeguarding Chorus’ Network and Chorus Owned Equipment	26

31 Network performance	26

32 Responsibilities for Chorus Owned Equipment	26

33 Property rights	27

Chorus Services Agreement - General Terms

34 Intellectual Property	27

35 Software and Chorus Systems	28

INFORMATION	29

36 Confidential Information	29

37 Operational Information	30

38 General	31

DISPUTES	31

39 Default Notice	31

40 Dispute resolution	32

SUSPENSION AND TERMINATION	35

41 Suspension of supply	35

42 Termination of supply	37

GENERAL	38

43 Health and safety	38

44 Consumer Guarantees Act 1993	38

45 Assignment by the Service Provider	38

46 Variation	39

47 Representations	39

48 Subcontracting	39

49 No waiver	39

50 Notices	39

51 Governing law and jurisdiction	40

52 Severing unlawful terms	40

53 Entire agreement	40

54 Independent Contractor/Privity	40

55 Regulatory event	41

56 Rights not excluded	41

Chorus Services Agreement - General Terms

GENERAL INFORMATION

The ‘Chorus Services Agreement’ (CSA) is made up of this document (called the ‘General Terms’) and one or more appendices (each called a ‘Service Appendix’).

The General Terms sets out the general rights and obligations of Chorus and the Service Provider for all of the services that Chorus may supply to the Service Provider under the CSA.

Once executed, each Service Appendix operates as part of the CSA and sets out the terms and conditions specific to the services that will be supplied under that Service Appendix.

Each Service Appendix is made up of the following schedules:

Schedule 1	Special Terms Sets out the terms and conditions specific to the services that Chorus will supply to the Service Provider under the General terms and that Service Appendix.

Schedule 2	Service Description Describes the services that Chorus will supply to the Service Provider under the General Terms and that Service Appendix.

Schedule 3	Price List Lists the charges for the services that Chorus will supply to the Service Provider under the General Terms and that Service Appendix.

Schedule 4	Operations Manual Sets out the operational processes and procedures applying to the services that Chorus will supply to the Service Provider under the General Terms and that Service Appendix.

Chorus Services Agreement - General Terms

AGREEMENT

Chorus and the Service Provider agree that Chorus will supply and the Service Provider will accept and pay for the Services on the terms and conditions set out in the General Terms and every applicable Service Appendix.

Date of agreement:

Signatures

For Chorus	(Chorus New Zealand Limited)

Signature of authorised person:	/s/ Mark Ratcliffe

Name of authorised person:	Mark Ratcliffe

Position of authorised person:	CEO

Date:	15-11-11

For the Service Provider	(Telecom New Zealand Limited)

Signature of authorised person:	/s/ David Havercroft

Name of authorised person:	David Havercroft

Position of authorised person:	GCTO

Date:	15-11-11

Chorus Services Agreement - General Terms

CONTACT DETAILS

Chorus contact details

Chorus New Zealand Limited (company number 3454256).

Contact person:	General Counsel and Company Secretary

Address for service:	Level 9, 68-86 Jervois Quay, Wellington 6011

Postal address:	Level 9, 68-86 Jervois Quay, Wellington 6011

Fax number:	(64) (4) 4724795

Service Provider contact details

Company name:	Telecom New Zealand Limited

Company number:	391406

Contact person:	Group General Counsel

Address for service:	Level 2, Telecom Place, 167 Victoria Street West, Auckland 1142

Postal address:	Level 2, Telecom Place, 167 Victoria Street West, Auckland 1142

Fax number:	(64) (9) (303 3430)

Chorus Services Agreement - General Terms

INTERPRETATION

1	Definitions

1.1	Except where expressly provided otherwise, in the CSA:

Arbitration Referral Notice	has the meaning given in clause 40.11.

Bank	means any body registered as a registered bank under section 69 of the Reserve Bank of New Zealand Act 1989.

Bill Rate	means the average 90 day bank bill mid rate as quoted on Reuters Screen page BKBM or the equivalent page replacing page BKBM (known at the date of the CSA as the FRA rate) at or about 10.45 am on the relevant date or, if at that time page BKBM or the equivalent replacement page is not available, the last rate quoted on that page before it became unavailable.

Charge and Charges	means all or (as the context requires) any amounts payable by the Service Provider under the CSA.

Chorus	means Chorus New Zealand Limited.

Chorus’ Network	means:

(a) any telecommunication network or system whether fixed, mobile or wireless from time to time under the influence of Chorus which Chorus uses to provide the Services including all transmission media, equipment and related support systems; but

(b) excluding Service Provider Equipment and anything on the Service Provider’s side of a Network Demarcation Point.

Chorus Owned Equipment	means any equipment owned by or under the influence of Chorus that is provided to the Service Provider by Chorus for use as part of the Services.

Chorus Services Agreement and CSA	means (collectively) this document and every Service Appendix for the Services that Chorus supplies to the Service Provider.

Chorus System	means any operational support system or software of Chorus and any functionalities of such system or software provided to the Service Provider under the CSA.

Commencement Date	means 1 December 2011.

Customer	means:

(a) in relation to the Service Provider, a person who has a contractual relationship with the Service Provider for the supply of services, the provision of which relies in whole or in part on the Services; and

(b) in relation to Chorus, a person (including any other part of Telecom, but excluding the Service Provider) who has a contractual relationship with Chorus for the supply of services or to whom Chorus is supplying services pursuant to any law or regulation.

Deadlock	has the meaning given in clause 40.7.

Default	means any failure, refusal or inability by either the Service Provider or Chorus to meet any of its obligations under the CSA.

Chorus Services Agreement - General Terms

Default Notice	has the meaning given in clause 39.1.

Dispute	means any dispute, disagreement, question or difference that arises between the Parties in relation to the CSA except any dispute about the amount of any Charge listed in an applicable Price List.

Dispute Notice	has the meaning given in clause 40.5.

End User	has the meaning given in the Crown Fibre Holdings Wholesale Services Agreement.

End User Terms	has the meaning given in the Crown Fibre Holdings Wholesale Services Agreement.

External Document	has the meaning given in clause 14.7.

General Terms	means all of the terms and conditions set out in this document excluding any Service Appendix.

Indirect Damages	means any liability resulting from or arising under or in connection with the CSA (whether based in contract, tort, statute or otherwise) for:

(a) indirect, incidental or consequential economic loss or damage; or

(b) loss of profit, loss of revenue, loss of production, loss of income, loss of business, loss of anticipated savings, loss of entitlement to special damages and loss of opportunity.

Intellectual Property	means any patent, copyright, design, trade name, trademark, service mark or other intellectual property right (whether registered or not) including ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, tracings, diagrams, models and other information relating to any such intellectual property.

Invoice Error	has the meaning given in clause 20.1.

Network Demarcation Point	means a point of demarcation between the Service Provider’s Network and Chorus’ Network identified in an applicable Service Description.

Non-Payment Notice	has the meaning given in clause 19.1.

Notice	means a notice in writing given in accordance with section 50 and (as the context requires) includes a Non-Payment Notice, a Default Notice, a Dispute Notice and an Arbitration Referral Notice.

Operations Manual	means the manual set out in schedule 4 to any Service Appendix (as amended from time to time).

Other Service Provider	means a provider of telecommunication services other than the Service Provider or Chorus.

Party	means (as the context requires) Chorus or the Service Provider and Parties means both Chorus and the Service Provider.

Price List	means the list set out in schedule 3 to any Service Appendix (as amended from time to time).

Related Company	has the meaning set out in section 2(3) of the Companies Act 1993.

Representative	means any director, officer, employee, contractor, professional advisor or other agent.

Chorus Services Agreement - General Terms

Security	has the meaning given in clause 5.2.2.

Separation Deed	means the separation deed between Telecom Corporation of New Zealand Limited and Chorus giving effect to the arrangement to demerge Chorus from Telecom Corporation of New Zealand Limited as approved by the High Court of New Zealand.

Service Appendix	means all or (as the context requires) any of the appendices to the General Terms for the Services being supplied to the Service Provider by Chorus, including the schedules to such appendices.

Service Description	means the description set out in schedule 2 to any Service Appendix (as amended from time to time in accordance with section 13).

Service Provider	is the Party to the CSA identified as the Service Provider.

Service Provider Equipment	means any equipment of the Service Provider which is, pursuant to the CSA, on property controlled by or under the influence of Chorus.

Service Provider’s Network	means the telecommunication system whether fixed, mobile or wireless from time to time of the Service Provider which the Service Provider uses to provide services including all transmission media, equipment and related support systems; but excluding Chorus’ Network and Chorus Owned Equipment. For the purposes of this definition, the Service Provider includes every Related Company of the Service Provider.

Service or Services	means all or (as the context requires) any part of the services described in every applicable Service Description.

Special Terms	means the terms set out in schedule 1 to any Service Appendix (as amended from time to time).

Suspend	and its grammatical variations includes:

(a) to restrict or otherwise withdraw the right to use the Services or any part of the Services; and

(b) to refuse any order for the Services.

Telecommunications Carriers’ Forum	means the New Zealand Telecommunications Carriers’ Forum or its successor body.

Working Day	means any day other than a Saturday, Sunday or public holiday in any province relevant to the provision of the Services.

2	Principles of interpretation

2.1	In interpreting the CSA;

2.1.1	clause and section headings are for convenience only and do not affect the interpretation;

2.1.2	a word which denotes the singular also denotes the plural and vice versa;

2.1.3	words denoting natural persons include any legal entity or association of entities and vice versa;

2.1.4	all currency references are to New Zealand dollars and all amounts payable are payable in New Zealand dollars;

2.1.5	the words ‘include’ and ‘including’ are to be construed without limitation;

Chorus Services Agreement - General Terms

2.1.6	except where the CSA expressly provides otherwise, reference to a statute or regulation means that statute or regulation as amended or re-enacted and includes sub-ordinate legislation;

2.1.7	except where the CSA expressly provides otherwise, references to months are to calendar months; and

2.1.8	except where the CSA expressly provides otherwise, reference to a document (including any External Document) means that document as amended from time to time.

2.2	In interpreting the General Terms references to clauses or sections are references to clauses or sections in the General Terms unless expressly provided otherwise. Sections are identified by a single number (for instance ‘this section 2’) and clauses by a composite number (for instance ‘this clause 2.2’).

3	Principle of supply

3.1	Chorus must:

3.1.1	supply the Services to the Service Provider in a timely manner;

3.1.2	supply the Services to a standard that is consistent with international best practice; and

3.1.3	if requested, provide the Service Provider with information about the Services at the same level of detail, and within the same time frame, that Chorus would provide that information had it been requested by any Other Service Provider.

3.2	The principles of supply set out in clause 3.1 apply whenever Chorus performs any of its obligations under the CSA.

3.3	The principles of supply in set out in clause 3.1 are limited by the following factors:

3.3.1	reasonable technical and operational practicability having regard to Chorus’ Network;

3.3.2	network security and safety;

3.3.3	the inability of the Service Provider to comply with any reasonable conditions on which the Services are supplied as set out in the General Terms and the relevant Service Appendix; and

3.3.4	any request for a lesser standard of service from the Service Provider.

3.4	This section 3 is not a guarantee that the Services will be continuously available or fault free.

PREREQUISITES

4	Condition Precedent

4.1	This CSA is conditional on the Separation Deed becoming unconditional and if this condition is not fulfilled by 30 June 2012, Chorus may (in its absolute and unfettered discretion) by written notice to the Service Provider, terminate this CSA.

5	Security requirements

5.1	Despite clause 9.1, Chorus has no obligation to supply the Services to the Service Provider unless the prerequisites in this section 5 are satisfied at all times.

Chorus Services Agreement - General Terms

5.2	The Service Provider must provide to Chorus:

5.2.1	evidence reasonably satisfactory to Chorus that the Service Provider has a long term credit rating for its senior unsecured indebtedness of at least A3 (Moody’s Investor Services), A- (Standard and Poor’s Ratings Group) or B+ (AM Best); or

5.2.2	if such evidence cannot be provided, the Service Provider must provide to Chorus the Service Provider’s choice of either other security agreed by Chorus in writing, or an unconditional:

(a)	Bank guarantee;

(b)	letter of credit;

(c)	cash prepayment; or

(d)	guarantee from the parent company of the Service Provider, provided that:

(i)	that parent company has a credit rating which is in accordance with clause 5.2.1; and

(ii)	where the parent company is not a ‘company’ registered under Part II of the Companies Act 1993, Chorus has approved that company as a guarantor (such approval not to be unreasonably withheld or delayed),

(Security).

5.3	The Security must be specific to the CSA and additional to any other security provided by the Service Provider to Chorus unless agreed otherwise by Chorus in writing.

5.4	The Security must be in a form reasonably acceptable to Chorus and, in the case of a Bank guarantee or a letter of credit, from a Bank which has a credit rating reasonably acceptable to Chorus. The Security must be for:

5.4.1	$100,000; or

5.4.2	an amount equal to Chorus’ reasonable estimate of the total value of Charges for the Services Chorus is likely to supply to the Service Provider under the CSA during any two consecutive month period, whichever is the greater.

5.5	Every six months after the Commencement Date, if either the Service Provider or Chorus requests, the amount of the Security must be adjusted. The adjusted Security must meet the same requirements as any Security under clause 5.4 and be for;

5.5.1	$100,000; or

5.5.2	an amount equal to the total value of Charges under the CSA over the two month period immediately preceding the date any request under clause 0 is made,

whichever is the greater.

5.6	If the adjusted Security amount is an increase, the Service Provider must, within 20 Working Days after that adjustment date, provide replacement or additional Security that is equal to the new Security amount. If the adjusted Security amount is a decrease, the Service Provider may cause the Security to be reduced accordingly.

Chorus Services Agreement - General Terms

6	Operational requirements

6.1	Despite clause 9.1, Chorus has no obligation to supply the Services under a Service Appendix to the Service Provider unless the prerequisites in this section 6 are satisfied at all times.

6.2	The Service Provider must comply with every applicable prerequisite under every applicable Service Appendix.

7	Insurance requirements

7.1	Despite clause 9.1, Chorus has no obligation to supply the Services to the Service Provider unless the prerequisites in this section 7 are satisfied at all times.

7.2	The Service Provider must maintain a policy or policies of insurance. Such insurance must:

7.2.1	cover the Service Provider in respect of any liability arising out of or in connection with the performance of the Service Provider’s obligations under the CSA;

7.2.2	be for a sum insured for any one claim of an amount not less than the greatest amount specified in the applicable Special Terms;

7.2.3	have a deductible payable by the Service Provider of an amount no more than the smallest amount specified in the applicable Special Terms;

7.2.4	be provided by an insurer or insurers reasonably acceptable to Chorus; and

7.2.5	be governed by New Zealand law and subject to New Zealand jurisdiction.

8	Failing to satisfy prerequisites

8.1	If the prerequisites in sections 4 to 7 are not satisfied, Chorus may:

8.1.1	refuse to supply any part of the Services not already being supplied to the Service Provider; and

8.1.2	immediately Suspend supply of any part of the Services in accordance with clause 41.7.2.

KEY TERMS

9	Operation of the CSA

General

9.1	From the Commencement Date, Chorus will, subject to the CSA, supply the Services under any Service Appendix executed by the Parties unless and until supply of the Services is Suspended or terminated under the CSA or the CSA comes to an end.

9.2	If supply of the Services under a Service Appendix is terminated by either Party, that Service Appendix ceases to be part of the CSA and Chorus has no obligation to supply the Services under it unless and until a new Service Appendix is executed by the Parties.

9.3	Nothing in the CSA requires Chorus to execute any Service Appendix.

Chorus Services Agreement - General Terms

9.4	The Parties must:

9.4.1	carry out their obligations under the CSA in good faith; and

9.4.2	ensure that they and their Representatives do all things reasonably necessary, including executing any additional documents or instruments, to give full effect to the CSA.

Ending the CSA

9.5	The CSA may come to an end at any time:

9.5.1	by either the Service Provider or Chorus giving the other party at least six months’ Notice;

9.5.2	by agreement between the Parties; or

9.5.3	under clause 9.6 below.

9.6	If:

9.6.1	any of the events described in clauses 42.5.1 to 42.5.3 occur; or

9.6.2	no Service Appendix is in effect between Chorus and the Service Provider for a period greater than three months,

then either party may, either immediately or within a reasonable period of time following the date on which the Party becomes aware of its right to bring the CSA to an end pursuant to clauses 9.6.1 or 9.6.2 above, bring the CSA to an end by giving the other Party at least two months Notice of Termination.

9.7	Supply of the Services being terminated or Suspended or the CSA coming to an end does not relieve the Service Provider or Chorus of any rights or obligations under the CSA which have accrued beforehand.

10	Prevailing terms

10.1	If there is any conflict between different parts of the CSA then, except where expressly provided otherwise, the order of precedence will be:

10.1.1	the Special Terms under an applicable Service Appendix;

10.1.2	the General Terms; and

10.1.3	the Service Description, Price List and Operations Manual under an applicable Service Appendix.

10.2	No Service Appendix is capable of having the effect of increasing the actual or potential liability of either Party as limited by sections 21 or 22 respectively.

11	General Terms

11.1	Chorus and the Service Provider may give Notice to the other Party proposing an amendment to the General Terms.

11.2	Upon Notice being given under clause 11.1 the Parties must:

11.2.1	enter into negotiations to agree what (if any) amendments will be made to the General Terms; and

11.2.2	endeavour to reach agreement within 3 months.

Chorus Services Agreement - General Terms

11.3	Negotiations must be held between senior Representatives of each Party who have authority to reach agreement. At any time during the negotiation period either Party may give Notice requiring a meeting.

11.4	A Notice under clause 11.3 must specify a time (being not earlier than 9 am on the fifth Working Day after the date Notice is given) and a place (being the head office of either Chorus or the Service Provider, provided it is within New Zealand). Unless agreed otherwise, senior Representatives of each Party who have authority to reach agreement must meet at the specified time and place.

11.5	A maximum of five Notices under clause 11.3 may be given by either party during the negotiation period.

11.6	If the Parties are not able to reach agreement within 3 months of a Party receiving Notice under clause 11.1, Chorus may bring the CSA to an end by giving the Service Provider at least six months’ Notice under clause 9.5.1.

12	Service Appendix

12.1	The Service Provider and Chorus must comply with every Service Appendix (including every schedule to a Service Appendix) for the Services supplied to the Service Provider by Chorus.

12.2	In addition to any other rights to or mechanisms for amending the CSA, where Chorus (acting reasonably and in good faith) has an operational reason for changing the characteristics of the Services under a Service Appendix, it may give Notice to the Service Provider proposing amendments to that Service Appendix.

12.3	An operational reason under clause 12.2 includes where Chorus is required to change the characteristics of a regulated service that corresponds to the Services.

12.4	Upon Notice being given under clause 12.2 the Parties must:

12.4.1	enter into negotiations to agree what (if any) amendments will be made to the Service Appendix; and

12.4.2	endeavour to reach agreement within 3 months.

12.5	Negotiations must be held between senior Representatives of each Party who have authority to reach agreement. At any time during the negotiation period either Party may give Notice requiring a meeting.

12.6	A Notice under clause 12.5 must specify a time (being not earlier than 9 am on the fifth Working Day after the date Notice is given) and a place (being the head office of either Chorus or the Service Provider, provided it is within New Zealand). Unless agreed otherwise, senior Representatives of each Party who have authority to reach agreement must meet at the specified time and place.

12.7	A maximum of five Notices under clause 12.5 may be given by either party during the negotiation period.

12.8	If the Parties are not able to reach agreement within 3 months of the Service Provider receiving Notice under clause 12.2, Chorus may terminate supply of the Services under the applicable Service Appendix by giving the Service Provider at least six months’ Notice.

13	Price List

13.1	The Charges under an applicable Price List may be amended in accordance with the mechanisms (if any) set out in that Price List.

13.2	Where a Price List is amended, the amended Charges will apply to the Services supplied by Chorus to the Service Provider from the date the amendment becomes effective, regardless of whether the Services (or any part of the Services) were ordered prior to the amendment.

Chorus Services Agreement - General Terms

14	Operations Manual

Amendments requested by the Service Provider

14.1	The Service Provider may give Notice to Chorus proposing an amendment to any applicable Operations Manual and Chorus may provide comments within a reasonable timeframe on the proposed change to the Service Provider.

14.2	20 Working Days after giving Notice under clause 14.1, the Service Provider may give Notice to Chorus requesting an amendment. Upon receiving a request under this clause 14.2 Chorus must:

14.2.1	consider in good faith and in light of section 3 whether the amendment should be made; and

14.2.2	if Chorus considers that the amendment should be made, make the amendment in accordance with clause 14.5.

14.3	If Chorus does not consider that the amendment detailed in a Notice given under 14.2 should be made, but the Service Provider considers that the amendment should be made, then:

14.3.1	the failure to agree on whether the amendment should be made will be treated as a Dispute; and

14.3.2	the Service Provider may, either immediately or within a reasonable period of time, give a Dispute Notice in accordance with clause 40.5 in respect of that Dispute.

Amendments made by Chorus

14.4	Chorus may give Notice to the Service Provider proposing an amendment to any applicable Operations Manual and the Service Provider may provide comments on the proposed change to Chorus. Any comments received within 20 Working Days after the date Notice is given under this clause 14.3 must be considered by Chorus in good faith and in light of section 3.

14.5	Where Chorus considers that an amendment should be made, it may give Notice to the Service Provider within a reasonable timeframe of when the amendment takes effect together with providing an updated version of the Operations Manual containing the amendment. Any rights and obligations arising from an amendment under this section 14 must be consistent with the General Terms and the applicable Service Description, Price List and Operations Manual.

14.6	Where an amendment is proposed by Chorus, the amendment must not take effect earlier than 20 Working Days after the date Notice is given to the Service Provider under clause 14.5.

External Documents

14.7	An Operations Manual may refer to technical manuals, international standards and user guides (External Documents) to the extent Chorus considers necessary to ensure that:

14.7.1	uniform standards of best practice are set;

14.7.2	the performance of Chorus’ Network can be maintained;

14.7.3	the health and safety of the Service Provider’s and Chorus’ Representatives can be protected;

14.7.4	systems are in place for the management of outages, faults and any work the Service Provider or Chorus needs to undertake; and

14.7.5	the Service Provider’s and Chorus’ Representatives have access to uniform technical instructions.

14.8	The External Documents referred to in an Operations Manual may have other unrelated uses and contain terms irrelevant to the CSA.

Chorus Services Agreement - General Terms

14.9	To the extent that an Operations Manual creates any obligation to comply with an External Document, the Service Provider and Chorus must:

14.9.1	apply the External Document under the CSA in good faith;

14.9.2	interpret the External Document consistently with the CSA; and

14.9.3	comply with the technical and/or procedural detail the External Document contains.

14.10	For the avoidance of doubt, any amendment to an External Document by Chorus or any third party will not be regarded as an amendment to the applicable Operations Manual requiring Chorus to follow the process under clauses 14.4 to 14.6.

THE SERVICE PROVIDER’S RIGHTS AND OBLIGATIONS

15	General

15.1	Whenever Chorus supplies the Services to the Service Provider, the Service Provider must:

15.1.1	follow Chorus’ reasonable directions about the use of the Services which Chorus reasonably believes:

(a)	are in the interests of health and safety;

(b)	are in the interests of providing quality of service to any Customer of Chorus, any Customer of the Service Provider or any customer of an Other Service Provider; or

(c)	are necessary to prevent risk to any person or property.

15.1.2	use all reasonable endeavours to provide such information as Chorus may reasonably require in order for Chorus to perform its obligations under the CSA;

15.1.3	use all reasonable endeavours to ensure that, at the time information is provided to Chorus, it is correct and complete to the best of the Service Provider’s knowledge;

15.1.4	use the Services for lawful purposes, in accordance with all applicable laws and without being a nuisance to anyone;

15.1.5	never interfere with the reasonable use of any service by any Customer of Chorus or any customer of an Other Service Provider;

15.1.6	where required under the CSA, use all reasonable endeavours to obtain any third party authorisation, licence or consent necessary or prudent for Chorus to supply the Services to the Service Provider (other than authorisations, licences or consents required generally by Chorus to operate Chorus’ Network);

15.1.7	where reasonably requested by Chorus, reasonably assist Chorus to obtain any third party authorisation, licence or consent necessary or prudent for Chorus to supply the Services to the Service Provider (other than authorisations, licences or consents required generally by Chorus to operate Chorus’ Network); and

15.1.8	except where the law requires otherwise, only use the Services in ways that are contemplated by the CSA.

15.2	The Service Provider must use all reasonable endeavours to ensure that there is included in:

15.2.1	each contract it has with a Customer for the provision of services which rely, in whole or in part, on the Services; and

Chorus Services Agreement - General Terms

15.2.2	where the Customer in clause 15.2.1 is an Other Service Provider, each contract that the Other Service Provider has with a customer for the provision of services which rely, in whole or in part, on the Services, terms which exclude (to the maximum extent permitted by law) all liability of Chorus arising from or in connection with the services which rely, in whole or in part, on the Services.

15.3	The Service Provider will procure that each End User of any Service agrees to be bound by the End User Terms (if any are required) in a manner which is enforceable directly against the End User by Chorus.

16	The Service Provider’s responsibility for Customers and End Users

16.1	The Service Provider must, independently of Chorus, manage all aspects of its relationship with its Customers and End Users, including being responsible for:

16.1.1	Customer service and enquiries;

16.1.2	product information, service, fault reporting and technical issues;

16.1.3	contact with the police and other government authorities; and

16.1.4	invoicing and settlement.

CHARGES, PAYMENT, NON-PAYMENT AND INVOICE ERROR DISPUTES

17	Charging principles

17.1	The Service Provider must pay all Charges for supply of the Services to the Service Provider under the CSA, regardless of who uses the Services supplied. The Charges payable for the Services are set out in the applicable Price List.

17.2	The Service Provider must pay GST in accordance with the Goods and Services Tax Act 1985 on all Charges. All Charges are expressed before the addition of GST, except any Charge expressly stated in writing by Chorus to be GST inclusive.

17.3	Except as expressly provided under the CSA:

17.3.1	Charges for the Services are payable for the period beginning on the date the Services (or the applicable part of the Services) are capable of being used unless the Service Provider and Chorus have agreed a scheduled operational date for the Services (or the applicable part of the Services), in which case Charges will not be payable for any period before that date unless the Services are actually being used before that date; and

17.3.2	where the Services are supplied for a part period, a pro rata adjustment to the Charges will be made by Chorus and, where necessary, a refund will be made to the Service Provider.

17.4	The Service Provider must not rely on any information from Chorus concerning the tax treatment of any payments under the CSA, or any other matter relating to tax in relation to the CSA, and the Service Provider is responsible for determining the correct tax treatment of such matters.

17.5	The parties agree that any interest payable under section 18 or 20 constitutes liquidated damages and that the interest rate formulae set out in those sections represent a genuine forecast of the approximate loss that Chorus or the Service Provider may suffer as the result of non-payment after taking into account the complexity of each Party’s business.

Chorus Services Agreement - General Terms

18	Invoicing and payment of Charges

Invoices

18.1	Chorus will invoice the Service Provider for all Charges.

18.2	Chorus’ invoices must include reasonable information to enable the Service Provider to check the accuracy of all Charges.

18.3	The due date of each invoice will be specified in the invoice and will not be less than 20 Working Days following the date of invoice.

Payment

18.4	Except as expressly provided under the CSA and despite any Dispute (including any Dispute as to the form or validity of an invoice):

18.4.1	all Charges invoiced by Chorus must be paid by the Service Provider on or before the due date;

18.4.2	all Charges invoiced by Chorus must be paid by the Service Provider by electronic funds transfer in cleared funds to a place or bank account nominated by Chorus free of any deduction, set off or withholding (the only exception to the prohibition on deduction, set off and withholding being section 20); and

18.4.3	payments must not be made by credit card.

18.5	The Service Provider must provide Chorus with sufficient information to allow Chorus to allocate any payment to a particular invoice or invoices and provide any information reasonably requested by Chorus for this purpose.

18.6	If the Service Provider does not pay an invoice by the due date for payment, the Service Provider will be in Default and Chorus may charge the Service Provider default interest on the unpaid amount on a daily basis from the due date until payment is made. The default interest rate is the Bill Rate plus 2% per annum.

18.7	Under no circumstances does payment of any amount unpaid under the CSA release the Service Provider from liability for any interest payable on that amount.

18.8	Neither the Service Provider’s obligation to pay interest under the CSA, nor the performance of that obligation, prejudices Chorus’ rights in respect of the Service Provider’s non-payment of an amount on its due date.

Electronic invoicing and billing reports

18.9	Chorus must provide monthly billing information to the Service Provider in an electronic format, as set out in the applicable Operations Manual.

18.10	Chorus must provide a hardcopy of monthly billing information when requested by the Service Provider, in which case Chorus may charge the Service Provider in accordance with the applicable Price List.

18.11	When requested by the Service Provider, Chorus must provide billing reports and information additional to monthly billing information provided that:

18.11.1	it is practicable to do so; and

18.11.2	Chorus and the Service Provider agree a Charge.

Chorus Services Agreement - General Terms

Time limit for invoicing

18.12	Nothing under the CSA or in any invoice prejudices Chorus’ right to invoice the Service Provider for any Charges except that no Charge may be invoiced 100 days or more after the date the Services to which that Charge relates was supplied.

19	Non-payment

19.1	Where the Service Provider fails to pay any amount due under the CSA (other than an amount withheld in accordance with section 20), Chorus may give Notice to the Service Provider to pay that amount within 20 Working Days of the Notice being given (Non-Payment Notice). A Non-Payment Notice must state the amount due and may be given to the Service Provider at any time from the date on which the CSA provides for interest to begin to accrue on the amount due (regardless of whether interest is charged).

19.2	A Non-Payment Notice will not be affected by the Service Provider giving a Dispute Notice to Chorus unless the Non-Payment Notice purports to require payment of an amount withheld in accordance with section 20, in this case the status quo will prevail and the Non-Payment Notice will not give rise to any rights under clause 19.3 until the Dispute is resolved.

Suspension following Non-Payment Notice

19.3	If Chorus gives the Service Provider a Non-Payment Notice and the amount due (including any interest charged) is not paid within 20 Working Days of the Non-Payment Notice being given Chorus may Suspend supply of the Services.

19.4	Suspension of the Services under clause 19.3 will cease as soon as it is reasonably practicable for Chorus to complete restoration of the Services after the Service Provider’s non payment is remedied, and in any event must cease no later than four Working Days after the Service Provider’s non-payment is remedied.

20	Invoice Disputes

Invoice Error Disputes

20.1	the Service Provider reasonably and in good faith believes there is a manifest error in either the Charges in an invoice or the calculation of the amount of an invoice (Invoice Error), the Service Provider may give Notice to Chorus before the due date setting out in full details of:

20.1.1	the invoice;

20.1.2	the Invoice Error;

20.1.3	the grounds for the Service Provider’s belief that the invoice Error exists; and

20.1.4	the amount by which the Service Provider believes that Chorus has overcharged or undercharged it by reason of the Invoice Error.

20.2	Where the Service Provider believes Chorus has overcharged it by reason of an Invoice Error, the Service Provider may withhold payment of the amount it believes it has been overcharged until the issue has been resolved in accordance with this section 20. Whenever payment is withheld under this clause 20.2 the Service Provider must, within 10 Working Days after the due date, give Chorus a full extract detailing each withheld Charge.

20.3	If the Service Provider fails to follow the Notice requirements set out in clause 20.1 then any right under this section 20 to withhold payment of the amount it believes it has been overcharged does not apply.

20.4	Following the giving of any Notice of an Invoice Error, the Service Provider and Chorus must treat that Notice as a Dispute Notice and resolve the Dispute in accordance with section 40. If the Dispute reaches a Deadlock, the Service Provider and Chorus must refer the Dispute to expert decision.

Chorus Services Agreement - General Terms

20.5	If it is agreed by the Service Provider and Chorus or determined under clause 40.10 that an Invoice Error exists in an invoice, depending on whether the amount properly payable by the Service Provider is more than the amount paid (an underpayment) or less than the amount paid (an overpayment), then:

20.5.1	in the case of an underpayment, the Service Provider must forthwith pay to Chorus the amount of the difference between the amount paid and the amount properly payable; or

20.5.2	in the case of an overpayment, Chorus must forthwith refund to the Service Provider the amount of the difference between the amount paid and the amount properly payable, plus interest on that amount at the Bill Rate (as at the date the Service Provider made the overpayment) plus 2% for the period from the date the Service Provider made the overpayment to the date of refund, or the date clause 20.11 becomes applicable, whichever is earlier.

20.6	If it is agreed by the Service Provider and Chorus or determined under clause 40.10 that an Invoice Error does not exist in an invoice, the Service Provider must forthwith pay any amount withheld plus interest on the amount withheld at the Bill Rate (as at the date of the invoice) plus 2% for the period from the day after the due date to the date of payment of the amount withheld, or the date clause 20.11 becomes applicable, whichever is earlier.

Other invoice Disputes

20.7	Regardless of whether or not Notice of an Invoice Error has previously been given in relation to any invoice, the Service Provider may give Chorus a Dispute Notice in respect of that invoice, provided that a Dispute Notice cannot be given later than 100 days after the date of the invoice. Any Dispute Notice under this clause 20.7 must comply with clause 40.5 and set out details of the invoice, the disputed amount and the grounds for the Dispute together with any available supporting evidence. The Service Provider and Chorus must resolve the Dispute in accordance with section 40.

20.8	If a Dispute under clause 20.7 is resolved in favour of the Service Provider, Chorus must forthwith refund the amount agreed or found to have been overpaid plus interest at the Bill Rate (as at the date of the overpayment) plus 2% on the overpaid amount for the period from the date the overpayment was made to the date of refund of the overpayment or the date clause 20.11 becomes applicable, whichever is earlier.

20.9	If a Dispute under clause 20.7 is resolved in favour of Chorus, the Service Provider must forthwith pay the amount agreed or found to have been underpaid plus interest at the Bill Rate (as at the date the underpaid amount became due) plus 2% on the underpaid amount for the period from the date the underpaid amount became due to the date of payment of the underpaid amount or the date clause 20.11 becomes applicable, whichever is earlier.

20.10	Despite clause 20.8, if a Dispute under clause 20.7:

20.10.1	is resolved in favour of the Service Provider; and

20.10.2	in respect of three or more consecutive invoices the amounts agreed or found to have been overpaid are such that the relevant invoices were more than 5% greater than the amounts properly payable by the Service Provider under those invoices, then, in respect of each overpayment, Chorus must forthwith refund the amount agreed or found to have been overpaid plus interest at the Bill Rate (as at the date of the overpayment) plus 5% on the overpaid amount for the period from the date the overpayment was made to the date of refund of the overpayment.

Interest on unpaid amounts

20.11

Where an amount due from Chorus or the Service Provider under clause 20.5, 20.6, 20.8 or 20.9 remains unpaid on the 20th Working Day after the date the Dispute is resolved, that Party must pay, in addition to the amount due under that clause, interest on the underpayment, overpayment or amount withheld at the Bill Rate (as at that 20th Working Day) plus 5% per annum for the period from that 20th Working Day to the date of payment of that amount.

Chorus Services Agreement - General Terms

LIABILITY

21	Service Provider’s Liability

Interpretation

21.1	In this section 21, Liability includes all liability of the Service Provider, whether based in contract, tort, statute or otherwise, that results from or arises under or in connection with the CSA, including in respect of any and all Defaults, negligent acts or omissions or breaches of statutory duty.

Limitation of the Service Provider’s Liability

21.2	The Service Provider’s total aggregate Liability for all events (connected or unconnected) occurring in any 12 month period is limited to the greatest amount specified in the applicable Special Terms, provided that this limitation does not apply to the exceptions under clause 21.5.

Exclusion	of the Service Provider’s Liability

21.3	The Service Provider’s Liability for Indirect Damages is excluded, provided that this exclusion does not apply to the exceptions under clause 21.5.

Time bar

21.4	The Service Provider has no Liability to Chorus unless Chorus notifies the Service Provider of its claim within 12 months after the event giving rise to such Liability became reasonably discoverable.

Exceptions to the limitation and exclusion of the Service Provider’s Liability

21.5	The limitation under clause 21.2 and the exclusion under clause 21.3 do not apply to:

21.5.1	any Liability resulting from the Service Provider’s fraud or wilful Default;

21.5.2	any obligation arising under the CSA to pay money in the ordinary course of business (including all Charges);

21.5.3	any Liability resulting from the Service Provider’s Default under section 34; or

21.5.4	any Liability resulting from the Service Provider’s Default under section 36.

Costs of recovering Charges

21.6	The Service Provider must pay on demand all of Chorus’ reasonable expenses (including legal and other professional costs on a full indemnity basis) properly incurred by Chorus in exercising its rights to recover any Charge the Service Provider is liable to pay Chorus under the CSA.

Service Provider’s indemnity

21.7	Subject to clause 21.3, the Service Provider is responsible for and indemnifies Chorus against any cost, liability, loss, damage or expense (including legal and other professional costs) that Chorus incurs or suffers as a direct result of any action, proceeding, claim or demand that is made, threatened or commenced by any Other Service Provider (Claim) where that Claim is a direct result of the Service Provider’s Default.

21.8	For the avoidance of doubt, the indemnity in clause 21.7 does not apply to the extent that any relevant cost, liability, loss, damage or expense is a direct result of any Default or negligent act or omission of Chorus.

Chorus Services Agreement - General Terms

22	Chorus’ Liability

Interpretation

22.1	In this section 22, Liability includes all liability of Chorus, whether based in contract, tort, statute or otherwise, that results from or arises under or in connection with the CSA, including in respect of any and all Defaults, negligent acts or omissions or breaches of statutory duty of Chorus.

Limitation of Chorus’ Liability

22.2	Chorus’ total aggregate Liability for all events (connected or unconnected) occurring in any 12 month period is limited to the greatest amount specified in the applicable Special Terms, provided that this limitation does not apply to the exceptions under clause 22.5.

Exclusions of Chorus’ Liability

22.3	Chorus’ Liability for Indirect Damages is excluded, provided that this exclusion does not apply to the exceptions under clause 22.5.

Time bar

22.4	Chorus has no Liability to the Service Provider unless the Service Provider notifies Chorus of its claim within 12 months after the event giving rise to such Liability became reasonably discoverable.

Exceptions to the limitation and exclusions of Chorus’ Liability

22.5	The limitation under clause 22.2 and the exclusion under clause 22.3 do not apply to:

22.5.1	any Liability resulting from Chorus’ fraud or wilful Default;

22.5.2	any Liability resulting from Chorus’ Default under section 34; or

22.5.3	any Liability resulting from Chorus’ Default under section 36.

Chorus’ indemnity

22.6	Subject to clause 22.3, Chorus is responsible for and indemnifies the Service Provider against any cost, liability, loss, damage or expense (including legal and other professional costs) that the Service Provider incurs or suffers as a direct result of any action, proceeding, claim or demand that is made, threatened or commenced by any third party (Claim) where that Claim is a direct result of the Service Provider’s proper and lawful use of any Chorus System under the CSA.

22.7	For the avoidance of doubt, the indemnity in clause 22.6 does not apply to the extent that any relevant cost, liability, loss, damage or expense is a direct result of any Default or negligent act or omission of the Service Provider.

23	General

23.1	Nothing under the CSA excludes or limits the Service Provider’s or Chorus’ liability to pay any costs of, or awarded in, any proceeding, expert decision, arbitration or mediation.

23.2	Each term of sections 21 and 22:

23.2.1	is a separate limitation, exclusion or indemnity (as the case may be) applying and surviving even if one or more of such terms is inapplicable or held unreasonable in any circumstances; and

23.2.2	takes effect so that every limitation, exclusion and indemnity (as the case may be) is not affected by the CSA coming to an end.

Chorus Services Agreement - General Terms

24	Force Majeure

24.1	In this section 24, Force Majeure Event means any event beyond the reasonable control of a Party, including:

24.1.1	act of God or force of nature (including fire, earthquake, flood, landslide and weather of exceptional severity);

24.1.2	public mains electrical supply failure;

24.1.3	serious accident, the cause of which is unconnected to the Party relying on the Force Majeure Event (including explosion and radioactive contamination);

24.1.4	requirement or restriction of or failure to act by a government, regulatory or judicial entity (including any requirement to comply with a statutory or regulatory obligation) except to the extent that the party relying on the Force Majeure Event is that government entity;

24.1.5	epidemic, or national or local emergency (whether in fact or law);

24.1.6	sabotage, riot, insurrection, terrorism or civil disorder;

24.1.7	military operations or war (whether declared or not);

24.1.8	industrial dispute of any kind (provided that, in circumstances where the industrial dispute involves its own employees, the Party relying on the Force Majeure Event must have taken reasonable actions to prevent such industrial dispute from arising); or

24.1.9	acts or omissions of strangers for whom the Party relying on the Force Majeure Event is not responsible (for the avoidance of doubt, the Service Provider and Chorus are responsible for all of their respective Representatives), but does not include:

24.1.10	any event which the Party relying on the Force Majeure Event could have avoided or overcome by exercising a standard of reasonable care at a reasonable cost; or

24.1.11	a lack of funds for any reason or any other inability to pay.

24.2	Despite anything in the CSA, neither the Service Provider nor Chorus is liable for any cost, liability, loss, damage or expense (including legal and other professional costs) for not meeting or for any delay in meeting any obligation under the CSA (other than any obligation arising under the CSA to pay money in the ordinary course of business) caused by a Force Majeure Event.

24.3	Where the Service Provider or Chorus relies on a Force Majeure Event in respect of any failure or delay in meeting its obligations under the CSA, it must forthwith give Notice to the other Party of the estimated extent and duration of its inability to perform or delay in performing its obligations.

24.4	Upon cessation of the effects of a Force Majeure Event any Party relying on it must forthwith give Notice to the other Party of such cessation.

24.5	A Force Majeure Event does not discharge any Party relying on it from any obligation accrued beforehand. Any Party relying on a Force Majeure Event must continue to perform those of its obligations not affected by the Force Majeure Event.

24.6	Any Party affected by a Force Majeure Event must use all reasonable endeavours to mitigate as soon as practicable those consequences of that Force Majeure Event which have affected its obligations under the CSA and must keep the other Party fully informed about the status of the Force Majeure Event and the extent to which it is preventing the first Party from performing those obligations.

24.7	The Service Provider is not required to pay Charges for any part of the Services not supplied by Chorus due to a Force Majeure Event.

Chorus Services Agreement - General Terms

SERVICE DISRUPTION

25	Outages

25.1	Where practicable, Chorus must, to the same extent that it gives such advice to other Customers of Chorus, give the Service Provider reasonable advice of anything that Chorus is aware of which is likely to adversely affect the Services.

Planned Outages

25.2	Chorus may Suspend supply of the Services for the purpose of conducting works, routine maintenance, remedial work or upgrades to Chorus’ Network (Planned Outage).

25.3	Chorus must:

25.3.1	use all reasonable endeavours to conduct any Planned Outage between the hours of 11.00 pm to 6.00 am inclusive where Chorus believes that is practicable and in such manner as to minimise, to the extent practicable, any impact on the provision of the Services to the Service Provider;

25.3.2	advise the Service Provider in advance of any Planned Outage in accordance with clause 25.1; and

25.3.3	in respect of any advice of a Planned Outage, provide the following information:

(a)	a brief explanation of the reason for the Planned Outage;

(b)	the intended date, time and duration of the Planned Outage;

(c)	a description of the Services (or the applicable part of the Services) which will be affected by the Planned Outage; and

(d)	the name and contact details of Chorus’ Representative(s) giving the advice.

Unplanned Outages

25.4	Chorus may Suspend supply of the Services:

25.4.1	due to any unplanned unavailability of, or interruption to, Chorus’ Network or the Services; or

25.4.2	in order to provide or safeguard service to the emergency or other essential services,

(Unplanned Outage).

25.5	Chorus must:

25.5.1	use all reasonable endeavours to give the Service Provider as much advice as possible of the existence of any Unplanned Outage;

25.5.2	advise the Service Provider as soon as reasonably practicable after Chorus becomes aware of any Unplanned Outage; and

25.5.3	use all reasonable endeavours to answer any reasonable questions from the Service Provider about the extent and duration of any Unplanned Outage.

25.6	Chorus must act reasonably and in good faith when:

25.6.1	planning and implementing any Planned Outage; and

Chorus Services Agreement - General Terms

25.6.2	managing any Unplanned Outage,

to minimise the impact on the Service Provider and Customers and End Users of the Service Provider.

25.7	If the Service Provider becomes aware of any Unplanned Outage before it receives advice from Chorus under clause 25.5, the Service Provider must make reasonable efforts to notify Chorus as soon as reasonably practicable.

FAULTS

26	Responsibility for faults

26.1	Chorus is responsible for:

26.1.1	except where such a fault is the Service Provider’s responsibility under clause 26.2.2, all faults in Chorus’ Network or in Chorus Owned Equipment; and

26.1.2	all faults which are in the Service Provider’s Network or in Service Provider Equipment but are due to any act or omission of Chorus.

26.2	In addition to any responsibilities set out in any Service Appendix, the Service Provider is responsible for:

26.2.1	except where such a fault is Chorus’ responsibility under clause 26.1.2, all faults in the Service Provider’s Network or in Service Provider Equipment; and

26.2.2	all faults which are in Chorus’ Network or Chorus Owned Equipment that are due to any act or omission of the Service Provider, a Customer of the Service Provider or an End User of the Service Provider.

26.3	Despite the Service Provider’s responsibilities under clause 26.2, this section 26 does not create any right for the Service Provider to access any property controlled by Chorus or fix any equipment or other thing unless expressly provided otherwise in the CSA.

26.4	Where the Service Provider is responsible for a fault under clause 26.2 that it has no right of access to fix, it may engage Chorus to fix that fault on its behalf in accordance with the applicable Operations Manual and Chorus may charge the Service Provider in accordance with the applicable Price List.

27	Diagnosing faults

27.1	The Service Provider must operate a competent and sufficiently resourced faults reporting service for Customers and End Users of the Service Provider.

27.2	Before asking Chorus to investigate any fault, the Service Provider must:

27.2.1	confirm the presence of a fault;

27.2.2	perform an initial fault diagnosis to identify where the fault has arisen;

27.2.3	use all reasonable endeavours to investigate the fault and find out all relevant information from its Customer or End User; and

27.2.4	confirm the fault is one that Chorus is responsible for fixing under clause 26.1.

Chorus Services Agreement - General Terms

28	Reporting faults to Chorus

28.1	Once the Service Provider has complied with clause 27.2 it must report any fault that Chorus is responsible for fixing under clause 26,1 to Chorus and provide details of it (Reported Fault). The procedures for making and acknowledging a Reported Fault are set out in the applicable Operations Manual.

28.2	Where the Reported Fault is outside Chorus’ responsibility under clause 26.1 or Chorus cannot confirm the presence of a fault, then Chorus may charge the Service Provider in accordance with the applicable Price List.

28.3	Chorus will not accept any report of a fault from a Customer or End User of the Service Provider. Any Customer or End User of the Service Provider mistakenly contacting Chorus will be advised to contact the Service Provider. The Service Provider must ensure that all of its Customers and End Users are informed that all faults must be reported to the Service Provider.

29	Fixing faults

29.1	A Reported Fault that is Chorus’ responsibility under clause 26.1 will be fixed by Chorus between the hours of 7.00 am and 7.00 pm seven days a week. Procedures for fixing emergency faults are set out in the applicable Operations Manual.

29.2	Where entry into the property of, or interaction with, any Customer or End User of the Service Provider is not required, Chorus may attend the premises of that Customer or End User to fix a fault without needing to facilitate contact or arrange a site visit through the Service Provider.

29.3	Where clause 29.2 does not apply and a site visit or contact with a Customer or End User of the Service Provider is reasonably required by Chorus to clarify the nature of, or undertake work to fix, any Reported Fault, the Service Provider must facilitate such contact or arrange a site visit as necessary. Chorus may communicate with a Customer or End User of the Service Provider directly provided such communications are confined to technical matters directly concerning the Reported Fault. Chorus must comply with any customer contact procedures set out in the applicable Operations Manual.

29.4	Upon Chorus’ acknowledgement of a Reported Fault that is Chorus’ responsibility under clause 26.1, Chorus must:

29.4.1	comply with the applicable Operations Manual;

29.4.2	diagnose and fix the Reported Fault;

29.4.3	following an initial diagnosis, provide an indication to the Service Provider of the likely time to fix the Reported Fault (provided that Chorus has no obligation to provide such indication if the Reported Fault is fixed at the time of initial diagnosis); and

29.4.4	if requested by the Service Provider, provide progress reports after expiry of the indicated likely time to fix the Reported Fault (such progress reports must include the steps taken by Chorus to fix the Reported Fault and if known the likely time remaining until the Reported Fault will be fixed), in each case using all reasonable endeavours to meet any likely time to fix the Reported Fault indicated under clause 29.4.3, or, as advised in the most recent progress report provided under clause 29.4.4.

Chorus Services Agreement - General Terms

CHORUS’ NETWORK, CHORUS OWNED EQUIPMENT AND PROPERTY

30	Safeguarding Chorus’ Network and Chorus Owned Equipment

30.1	For the Service Provider’s own safety, and so that services supplied to Customers of Chorus are not disrupted, the Service Provider must help safeguard Chorus’ Network and Chorus Owned Equipment. The Service Provider must:

30.1.1	follow Chorus’ reasonable directions when connecting anything to Chorus’ Network or any Chorus Owned Equipment and make sure it complies with the applicable Operations Manual;

30.1.2	only allow people authorised by Chorus to work on or around Chorus’ Network or Chorus Owned Equipment; and

30.1.3	make sure everyone the Service Provider is responsible for also meets these obligations.

30.2	Chorus must not unreasonably refuse or delay authorisation under clause 30.1.2.

30.3	Chorus must operate Chorus’ Network in a manner that does not:

30.3.1	endanger the safety or health of any Representative or Customer of the Service Provider; or

30.3.2	damage, interfere with, or cause any deterioration in the operation of the Service Provider’s Network, provided that Chorus is not responsible for any damage to, interference with, or deterioration in the Service Provider’s Network that is caused by the Service Provider’s failure to ensure that the Service Provider’s Network is compatible with Chorus’ Network.

31	Network performance

31.1	The Service Provider’s Network and Chorus’ Network may affect each other’s performance. If there is an issue affecting the performance of the Service Provider’s Network or Chorus’ Network then, without prejudice to the other terms of the CSA, either Party may require the other Party to meet with it within a reasonable timeframe. At that meeting, the Service Provider and Chorus must discuss in good faith and endeavour to agree the steps each Party will take, and the time frames for taking those steps, to mitigate the effects on the Service Provider’s Network or Chorus’ Network as the case may be.

32	Responsibilities for Chorus Owned Equipment

32.1	At the time any Chorus Owned Equipment is supplied, Chorus must use all reasonable endeavours to make sure it is safe, durable and approved for connection to the rest of Chorus’ Network.

32.2	Where Chorus supplies the Service Provider with any Chorus Owned Equipment, the Service Provider must, where applicable:

32.2.1	leave the Chorus Owned Equipment installed and not use it otherwise than in accordance with the applicable Operations Manual;

32.2.2	except where such risks are caused by Chorus, protect the Chorus Owned Equipment from radio or electrical interference, power fluctuations, abnormal environmental conditions, theft and any other risks of loss or damage;

32.2.3	meet any requirements set out in the applicable Operations Manual relating to the Chorus Owned Equipment;

32.2.4	if the Chorus Owned Equipment is lost, stolen or damaged, notify Chorus directly and pay for repairing or replacing it, except where the loss, theft or damage was caused by Chorus;

Chorus Services Agreement - General Terms

32.2.5	follow Chorus’ reasonable directions when using the Chorus Owned Equipment and never use the Chorus Owned Equipment for purposes for which it is not designed; and

32.2.6	not encumber Chorus’ title to the Chorus Owned Equipment or expose such title to third party claims and notify Chorus if it becomes aware of any third party claim.

32.3	When any Chorus Owned Equipment is no longer required, the Service Provider:

32.3.1	must return the Chorus Owned Equipment to Chorus;

32.3.2	must pay all Charges for the Chorus Owned Equipment until such time as it is returned to Chorus;

32.3.3	must take reasonable care to avoid causing damage when returning the Chorus Owned Equipment to Chorus; and

32.3.4	will be responsible for any damage to the Chorus Owned Equipment.

32.4	Chorus must:

32.4.1	maintain Chorus Owned Equipment to the same specifications that Chorus maintains equipment used to supply the Services to other Customers of Chorus; and

32.4.2	to the extent necessary to enable the Service Provider to meet its obligations under clause 32.2, provide the Service Provider with timely information about Chorus Owned Equipment.

33	Property rights

Chorus’ property rights

33.1	Acquiring the Services from Chorus does not give the Service Provider any property rights or beneficial interest in any part of Chorus’ Network. The supply of any Chorus Owned Equipment or software to the Service Provider, or the Service Provider’s use of Chorus Owned Equipment or software, does not give the Service Provider any beneficial interest in that Chorus Owned Equipment or software.

Personal Property Securities Act 1999

33.2	Where any lease or bailment of:

33.2.1	Chorus Owned Equipment to the Service Provider; or

33.2.2	any property of the Service Provider to Chorus,

constitutes a security interest for the purposes of the Personal Property Securities Act 1999, then:

33.2.3	Chorus or the Service Provider (as the case may be) may perfect its security interest by registering a finance statement in the Personal Property Securities Register; and

33.2.1	this clause 33.2 shall constitute a security agreement for the purposes of the Personal Property Securities Act 1999.

34	Intellectual Property

34.1	Except as expressly provided under the CSA, any Intellectual Property created or owned by a Party shall remain the property of that Party and the CSA does not:

34.1.1	confer any assignment, right, title or licence of one Party’s intellectual Property to the other Party; or

Chorus Services Agreement - General Terms

34.1.2	restrict the rights of Chorus or the Service Provider to own, use, enjoy, licence, assign or transfer its own Intellectual Property.

34.2	All Intellectual Property in any improvements or changes to the Services devised or made by anyone during the time Chorus is supplying the Services to the Service Provider, belong to Chorus.

35	Software and Chorus Systems

35.1	Where Chorus provides the Service Provider with any software to use or grants the Service Provider access to a Chorus System:

35.1.1	Chorus must advise the Service Provider of the purpose of the software or access to a Chorus System;

35.1.2	Chorus remains the owner or licensee of the software or Chorus System and has the right to allow the Service Provider to use it;

35.1.3	the Service Provider may use the software or Chorus System only for the purposes for which it is provided;

35.1.4	the Service Provider’s right to use the software or Chorus System is personal to the Service Provider and cannot be transferred to anyone else;

35.1.5	the Service Provider must not change or interfere with the software or Chorus System in any way;

35.1.6	the Service Provider must protect and secure its usernames and passwords from unauthorised use;

35.1.7	the Service Provider must not use the software or Chorus System to recreate any source code;

35.1.8	the Service Provider must not copy any part of the software or Chorus System except for the purposes of Chorus approved backup or testing procedures; and

35.1.9	the Service Provider’s right to use the software or Chorus System will continue until either:

(a)	supply of the Services has been terminated; or

(b)	Chorus reasonably believes that the Service Provider has breached any obligation under this clause 35.1, in which case Chorus may Suspend or terminate the Service Provider’s right to use the software or Chorus System immediately, with Chorus having no liability to the Service Provider.

35.2	Chorus may at any time provide upgrades or new versions of any software. Provided that an upgrade or new version does not adversely affect supply of the Services or the Service Provider’s use of the Services, the Service Provider must install the upgrade or new version at its own cost:

35.2.1	as soon as it reasonably can and no later than six months after Chorus provides it; or

35.2.2	immediately, if Chorus notifies the Service Provider that the Services may be adversely affected if the upgrade or new version is not installed immediately.

Chorus Services Agreement - General Terms

INFORMATION

36	Confidential Information

Interpretation

36.1	In this section 36:

36.1.1	Confidential Information means all information used or disclosed in connection with the CSA that is confidential or proprietary to the Discloser, and includes:

(a)	information that is confidential or proprietary to a third party and is used or disclosed in connection with the CSA by the Discloser under licence from that third party; and

(b)	information derived from Confidential Information,

but excludes:

(c)	information that was publicly available or known to the Receiver at the time of receipt, or that becomes publicly available other than as a result of a breach of confidentiality; and

(d)	information obtained lawfully from a third party without any breach of confidentiality (including information obtained directly from any Customer or End User of Chorus or the Service Provider).

36.1.2	Discloser means the discloser of Confidential Information.

36.1.3	Receiver means the receiver of Confidential Information.

Confidentiality

36.2	Subject to the CSA, the Receiver must at all times:

36.2.1	keep the Confidential Information in confidence;

36.2.2	not use the Confidential Information for any purpose other than a purpose permitted by the CSA;

36.2.3	not disclose or permit the disclosure of the Confidential Information to any person except as necessary for the performance of the CSA or permitted under clause 36.3;

36.2.4	immediately notify the Discloser of any unauthorised access to, use or disclosure of the Confidential Information; and

36.2.5	exercise the greater of:

(a)	the degree of care that a reasonable person with knowledge of the confidential nature of the Confidential Information would apply; and

(b)	the security or degree of care that it applies to its own information of an equivalent confidential nature.

Permitted disclosure

36.3	This section 36 does not prohibit a disclosure of Confidential Information by the Receiver in the following circumstances:

36.3.1	The Discloser has authorised the disclosure in writing.

Chorus Services Agreement - General Terms

36.3.2	The disclosure is specifically contemplated and permitted by the CSA.

36.3.3	The disclosure is to a related company of the Receiver provided that any disclosure by the Related Company is treated as a disclosure of the Receiver.

36.3.4	The disclosure is to a Representative of the Receiver, provided that:

(a)	the Representative needs to know the Confidential Information in order to perform a function or provide advice in connection with the CSA;

(b)	the Receiver ensures that the Representative complies with the terms of this section 36; and

(c)	the Receiver will be responsible for any disclosure of the Confidential Information by the Representative.

36.3.5	The disclosure is properly and reasonably made to an emergency organisation.

36.3.6	The disclosure is required by a court, a binding directive of a governmental, administrative or regulatory authority or to comply with any applicable law.

36.3.7	The disclosure is required by virtue of the law or regulations that govern a stock exchange on which the shares of:

(a)	Chorus; or

(b)	the Service Provider or a Related Company of the Service Provider,

are listed.

36.3.8	The disclosure is properly and reasonably made to a court or any person appointed by Chorus and the Service Provider under section 40 to resolve a Dispute.

36.3.9	The disclosure is to the Commerce Commission, provided that in making the disclosure, the Receiver requests that:

(a)	the Confidential Information be protected from disclosure to the general public under an applicable confidentiality order (if any); and

(b)	if the Confidential Information becomes subject to the Official Information Act 1982, it be protected from requests for public disclosure under any applicable ground for withholding official information, and the Receiver informs the Discloser as soon as reasonably practicable after such disclosure.

37	Operational Information

37.1	Subject to the requirements of confidentiality imposed under section 36, Chorus may collect information about the Service Provider and Customers and End Users of the Service Provider to the extent that such information is reasonably required for the purpose of providing the Services (Operational Information). Operational Information may be obtained from the Service Provider or generated within Chorus’ Network when the Service Provider or anyone else uses the Services.

37.2	Chorus may:

37.2.1	hold Operational Information and share it with its Representatives who are directly involved in the provision of the Services, but only to the extent that this is necessary to enable Chorus to supply the Service Provider with the Services, send the Service Provider invoices, check that the Service Provider’s obligations are being met, or otherwise to administer and enforce the CSA;

Chorus Services Agreement - General Terms

37.2.2	use Operational Information for statistical purposes in fulfilment of legal or regulatory requirements, provided that the Service Provider and any Customers or End Users of the Service Provider are not identified;

37.2.3	disclose Operational Information in accordance with and to the extent required by a reporting obligation under any applicable law;

37.2.4	use Operational Information in order to ensure compliance with non-discrimination or similar clauses in contracts between Chorus and Customers of Chorus provided that the Service Provider and any Customer or End Users of the Service Provider are not identified; and

37.2.5	share Operational Information with Other Service Providers, but only where and to the extent that this is necessary to enable the Service Provider to send or receive messages of any kind through any telecommunications network.

37.3	Nothing in this section 37 requires the Service Provider or entitles Chorus to do anything in breach of any statutory or regulatory obligation or in breach of any confidentiality obligation to a third party.

38	General

38.1	The obligations under sections 36 and 37 are intended to continue after the CSA comes to an end.

Equitable remedies

38.2	Chorus and the Service Provider:

38.2.1	acknowledge that damages may not be an adequate remedy for any breach of the confidentiality obligations in sections 36 and 37;

38.2.2	consent to the granting of specific performance or any injunctive relief sought by the other Party as a remedy for any breach or threatened breach of the confidentiality obligations in sections 36 and 37; and

38.2.3	acknowledge that the other Party may seek specific performance or an injunctive remedy in addition to any other remedies available to it.

DISPUTES

39	Default Notice

39.1	Where on reasonable grounds a Party considers there has been a Default (other than a failure to pay any amount due under the CSA), it may give Notice to the defaulting Party setting out details of the Default and giving a reasonable period to remedy the Default, which must be at least 15 Working Days (Default Notice).

39.2	If a Dispute Notice is given in relation to the same subject matter as a Default Notice before the period to remedy the Default expires, then:

39.2.1	the status quo will prevail until the Dispute is resolved;

39.2.2	if the Default Notice was given by Chorus, it will not give rise to any rights under clause 41.5, 41.6 or 42.5.4 unless and until the Dispute is resolved in Chorus’ favour; and

Chorus Services Agreement - General Terms

39.2.3	if the Default Notice was given by the Service Provider, it will not give rise to any rights under clause 42.4 unless and until the Dispute is resolved in the Service Provider’s favour.

39.3	If a Dispute Notice is given in relation to the same subject matter as a Default Notice after the period to remedy the Default expires, then:

39.3.1	if the Default Notice was given by Chorus, it will give rise to rights under clause 41.5, 41.6 or 42.5.4 unless and until the Dispute is resolved in the Service Provider’s favour; and

39.3.2	if the Default Notice was given by the Service Provider, it will give rise to rights under clause 42.4 unless and until the Dispute is resolved in Chorus’ favour.

40	Dispute resolution

General

40.1	Except as expressly provided under the CSA, any Dispute must be resolved in accordance with this section 40.

40.2	The rights and obligations under section 40 are intended to continue after the CSA come to an end.

40.3	Nothing in this section 40 prevents either Party from seeking urgent interlocutory or injunctive relief from the Court.

40.4	Pending resolution of any Dispute, the Service Provider and Chorus must each:

40.4.1	make all reasonable efforts in good faith to resolve the Dispute promptly and in a manner which minimises any impact on the performance of the CSA; and

40.4.2	continue to perform its other obligations under the CSA.

Notice of Dispute

40.5	If a Dispute arises, either Party may give Notice to the other requiring that the Dispute be resolved in accordance with this section 40 (Dispute Notice). A Party’s Dispute Notice must specify:

40.5.1	the nature of the Dispute;

40.5.2	its Representative for negotiations under clause 40.7; and

40.5.3	its suggestion for settling the Dispute.

Response to Dispute Notice

40.6	A Party receiving a Dispute Notice must, within five Working Days of receipt, reply to the other Party by Notice in writing specifying:

40.6.1	its Representative for negotiations under clause 40.7; and

40.6.2	its suggestion for settling the Dispute.

Negotiations

40.7	Within 10 Working Days of receiving a Dispute Notice the Parties must enter into negotiations to resolve the Dispute. Negotiations must be held between senior Representatives of each Party who have authority to settle the Dispute. The Parties must endeavour to resolve the Dispute within 20 Working Days of receiving the Dispute Notice. If the Parties are not able to resolve the Dispute within 20 Working Days of receiving the Dispute Notice, then the Dispute will be considered to have reached a deadlock (Deadlock).

Chorus Services Agreement - General Terms

Dispute resolution options where negotiations fail

40.8	If the Dispute reaches a Deadlock then:

40.8.1	the Parties may agree in writing to refer the Dispute to mediation in accordance with clause 40.9;

40.8.2	the Parties may agree in writing to refer the Dispute to expert decision in accordance with clause 40.10; or

40.8.3	in the circumstances permitted under clause 40.11, either Party may refer the Dispute to arbitration in accordance with clause 40.11,

provided that the Parties must refer any Invoice Error or Dispute of a technical, operational or implementation nature to expert decision in accordance with clause 40.10.

Mediation

40.9	Where the Parties have agreed in writing to refer a Dispute that has reached a Deadlock to mediation (Mediation Referral Agreement), the following provisions will apply:

40.9.1	The mediator must be appointed by agreement between the Parties provided that, if the Parties cannot agree on a mediator within five Working Days of the Mediation Referral Agreement, then the mediator will, at the written request of either Party, be appointed by the president for the time being of the New Zealand LEADR Association of Dispute Resolvers or its successor body (or the president’s nominee). The Party making such a request must copy it to the other Party.

40.9.2	Unless the Parties agree otherwise in writing, the terms of reference for the mediation will be the model mediation terms suggested by the New Zealand LEADR Association of Dispute Resolvers or its successor body.

40.9.3	Either Party may, by Notice to the other, revoke the Mediation Referral Agreement at any time.

Expert decision

40.10	Where the Parties must, or have agreed in writing to, refer a Dispute that has reached a Deadlock to expert decision (Expert Referral Agreement), the following provisions will apply:

40.10.1	The expert must be appointed by agreement between the Parties provided that, if the Parties cannot agree on the expert within five Working Days of the Expert Referral Agreement, then an appropriately qualified and experienced expert will, at the written request of either Party, be appointed by the Chair of the Telecommunications Carriers’ Forum. The Party making such a request must copy it to the other Party.

40.10.2	The Parties must use all reasonable endeavours to appoint the expert no later than 15 Working Days from the date of the Expert Referral Agreement.

40.10.3	To be eligible for appointment, the expert must be independent, impartial, experienced in the relevant area of telecommunications and preferably experienced in dispute resolution procedures. Unless the Parties agree otherwise, the expert must not have performed any duties during a 12 month period prior to the date the Dispute Notice was given, whether as an employee, consultant or contractor, for either:

(a)	the Service Provider or any Related Company of the Service Provider; or

(b)	Chorus or any Related Company of Chorus.

40.10.4	The expert may seek independent legal advice regarding the appropriate procedures for resolution of the Dispute.

Chorus Services Agreement - General Terms

40.10.5	The expert must adopt a procedure which, in the expert’s opinion, is the most simple and expeditious procedure practicable in the circumstances.

40.10.6	The Parties must, in a timely manner, provide the expert with any information that the expert reasonably requests. Provided that a reasonable time has been given for the Parties to satisfy any request, the expert is entitled to make a decision in the absence of such information being provided.

40.10.7	The expert will act as an expert and not as an Arbitrator under the Arbitration Act 1996. The expert will be entitled to rely on the expert’s own judgement and opinion.

40.10.8	The expert must provide the Parties with a draft decision for comment prior to finalising it. The expert must provide the Parties with a reasonable period in which to comment on the draft decision and must take any comments received during that period into account in finalising a decision.

40.10.9	The expert must provide a final decision (which must include reasons for that decision) to the Parties in writing as soon as reasonably practicable and, in the absence of manifest error or bad faith, that decision will be final and binding upon the Parties. Either Party has 10 Working Days from the date the decision is provided to assert that the expert’s decision contains a manifest error or the expert has acted in bad faith.

40.10.10	The parties must use all reasonable endeavours to co-operate with the expert so that a final decision can be provided within 40 Working Days from the expert being appointed.

40.10.11	The costs of the expert will be borne equally by the Parties. Each Party will bear its own costs in relation to the expert’s decision.

40.10.12	Where a Party has asserted that the expert’s decision contains a manifest error or the expert has acted in bad faith, and such assertion is not upheld in that Party’s favour by the relevant Court or authority, then the Party making the assertion will bear all the Court or other authority costs of both Parties.

Arbitration

40.11	If the Dispute reaches a Deadlock and the Parties:

40.11.1	have agreed to refer the Dispute to mediation and have not resolved the Dispute by the earlier of the conclusion of the mediation or the revoking of the Mediation Referral Agreement; or

40.11.2	have not agreed to refer the Dispute to mediation or expert decision,

then either Party may refer the Dispute to arbitration by a sole arbitrator (being a New Zealand resident) under the Arbitration Act 1996, by giving Notice to the other Party (Arbitration Referral Notice) and the following provisions will apply:

40.11.3	The arbitrator must be appointed by agreement between the Parties provided that, if the Parties can not agree on an arbitrator within five Working Days of the Arbitration Referral Notice being given, then the arbitrator will, at the written request of either Party, be appointed by the president for the time being of the New Zealand Law Society (or his/her nominee) or its successor body. The Party making such a request must copy it to the other Party.

40.11.4	The arbitration will take place in Auckland or Wellington (at the arbitrator’s discretion).

40.11.5	The arbitrator must adopt a procedure which, in the arbitrator’s opinion, is the most simple and expeditious procedure practicable in the circumstances.

40.11.6	The arbitrator may determine the Dispute without a hearing unless either Party gives Notice requiring one, in which case the arbitrator must treat that as a material consideration in assessing costs.

Chorus Services Agreement - General Terms

40.11.7	Schedule 2 to the Arbitration Act 1996 will apply.

40.11.8	The costs of the arbitrator will be borne equally by the Parties unless the arbitrator determines otherwise.

40.11.9	The Parties must co-operate to ensure the expeditious conduct of the arbitration. In particular, each Party must comply with any reasonable time limits sought by the other for settling the terms of reference, interlocutory matters and all other steps preliminary and incidental to the hearing and determination of the Dispute.

40.11.10	The parties must use all reasonable endeavours to co-operate with the arbitrator so that a final decision can be provided within 40 Working Days from the arbitrator being appointed.

40.12	For the avoidance of doubt, nothing in this section 40 prevents the Service Provider or Chorus from seeking any remedies available to it under the Telecommunications Act 2001.

SUSPENSION AND TERMINATION

41	Suspension of supply

41.1	The Service Provider remains liable to pay all Charges for the Services until the Services (or the applicable part of the Services) are Suspended. The Service Provider must pay all Charges for any part of the Services the supply of which has not been Suspended, except to the extent that the Service Provider is unable to use that part of the Services as a result of the Suspension of another part of the Services.

41.2	Acceptance of part payment or the continued supply of the Services by Chorus, either before or after its powers to Suspend have become exercisable, does not constitute a waiver of Chorus’ rights under this section 41.

41.3	Suspension of the Services under this section 41 as a result of the Service Provider’s Default will cease as soon as it is reasonably practicable for Chorus to complete restoration of the Services after that Default is remedied and in any event must cease no later than four Working Days after that Default is remedied.

Suspension of supply following consultation and Default Notice

41.4	Except in a case of an exceptional event making prior consultation impractical, before Chorus may exercise any right under clause 41.5:

41.4.1	Chorus must give a Default Notice to the Service Provider setting out:

(a)	the specific event giving rise to the Default Notice;

(b)	any relevant provisions of the Privacy Act 1993;

(c)	any relevant provisions of any telecommunications privacy codes of practice; and

(d)	any practicable process or outcome which would remove the necessity for Suspension.

41.4.2	the Service Provider and Chorus must promptly make themselves available for consultation and consult with each other with a view to establishing a better understanding of the event and agreeing on a practicable process or outcome which would remove the necessity for Suspension; and

41.4.3	five Working Days must have expired since Chorus made itself available for consultation with the Service Provider without the event that gave rise to the Default Notice being remedied.

Chorus Services Agreement - General Terms

41.5	Chorus may Suspend supply of the Services, but only to the minimum extent practicable so as to limit disruption to services the Service Provider provides to its Customers and End Users, if Chorus reasonably believes:

41.5.1	the Service Provider does not hold a licence, permit or other official authorisation it must hold to provide services lawfully;

41.5.2	the Service Provider, in providing services that depend on the Services, is breaching the Privacy Act 1993 or any relevant telecommunications privacy codes of practice in force under Part VI of the Privacy Act 1993;

41.5.3	any person to whom the Service Provider is providing, or from whom the Service Provider is receiving, a service in connection with the Services is breaching the Privacy Act 1993 or any relevant telecommunications privacy codes of practice in force under the Privacy Act 1993; or

41.5.4	the Privacy Commissioner has performed a statutory function or exercised a statutory power which has or could have the effect of either making the operation of all or any part of the Services impractical or detrimental to Chorus’ reputation, or rendering Chorus incapable of performing an obligation relating to supply of the Services.

Suspension or restriction following Default Notice

41.6	Where Chorus gives a Default Notice, Chorus may Suspend supply of the Services (or, where the Default only relates to part of the Services, the applicable part of the Services) after the period to remedy the Default has expired if the Default has not been remedied.

Immediate Suspension or restriction

41.7	Chorus may Suspend supply of the Services (or, where the Default only relates to part of the Services, the applicable part of the Services) either immediately or within a reasonable period of time following the date on which Chorus becomes aware of the right to Suspend if:

41.7.1	the Service Provider, in meeting its obligations, exercising its rights or using the Services, endangers the health or safety of any person;

41.7.2	the prerequisites under sections 4 to 7 have not been, or are no longer, satisfied by the Service Provider;

41.7.3	any condition specified by Chorus under clause 42.8.3 has not been, or is no longer, satisfied by the Service Provider;

41.7.4	any person to whom the Service Provider is providing a service which relies (in whole or in part) on the Services is, in Chorus’ reasonable opinion, using that service fraudulently or improperly, provided that Chorus will only Suspend the Services to the minimum extent practicable to protect Chorus from the effects of that fraud or improper use;

41.7.5	in Chorus’ reasonable opinion, the Service Provider’s operation or conduct interferes with, damages or threatens in any material way the operation of Chorus’ Network;

41.7.6	the primary, or all, of the business activities of the Service Provider are Suspended or cease for more than five consecutive Working Days;

41.7.7	the Service Provider is unable to pay its debts as they fall due or is presumed to be unable to pay its debts as they fall due in terms of section 287 of the Companies Act 1993 (whether the Service Provider is incorporated under that Act or not);

41.7.8	the Service Provider goes into receivership or administration or has a receiver, trustee, administrator or statutory manager appointed in respect of all or any of its business or property;

Chorus Services Agreement - General Terms

41.7.9	the Service Provider makes an assignment for the benefit of, or enters into or makes any arrangement or composition with, its creditors; or

41.7.10	any resolution is passed or any proceeding is commenced for the winding up or liquidation of the Service Provider (whether on a voluntary or involuntary basis) without Chorus’ prior written consent (which is not to be unreasonably withheld or delayed), and providing that if such a proceeding is commenced on an involuntary basis it has remained ongoing for 20 or more Working Days.

41.8	If Chorus Suspends supply of the Services under clause 41.7 it must give Notice of the Suspension to the Service Provider as soon as reasonably practicable.

42	Termination of supply

42.1	The Service Provider remains liable to pay all Charges for the Services until the Services (or the applicable part of the Services) are terminated. The Service Provider must pay ail Charges for any part of the Services the supply of which has not been terminated, except to the extent that the Service Provider is unable to use that part of the Services as a result of the termination of another part of the Services.

42.2	Acceptance of part payment or the continued supply of the Services by Chorus, either before or after its powers to terminate have become exercisable, does not constitute a waiver of Chorus’ rights under this section 42.

Termination of supply by the Service Provider

42.3	The Service Provider may terminate supply of the Services (or any part of the Services):

42.3.1	after giving Notice to Chorus of two months or more. If the Service Provider gives any Notice under this clause 42.3.1, it must terminate supply of the Services in accordance with that Notice upon expiry of the Notice period; or

42.3.2	in accordance with the applicable Operations Manual.

42.4	Where the Service Provider gives a Default Notice to Chorus, the Service Provider may, after the period to remedy the Default has expired, terminate supply of the Services (or any part of the Services) either immediately or within a reasonable period of time following the date on which the Service Provider becomes aware of the right to terminate, provided that:

42.4.1	the Default has not been remedied; and

42.4.2	the Default is material.

Termination of supply by Chorus

42.5	Chorus may, by giving Notice to the Service Provider, terminate supply of the Services either immediately or within a reasonable period of time following the date on which Chorus becomes aware of the right to terminate, if:

42.5.1	the Service Provider goes into receivership or administration or has a receiver, trustee, administrator or statutory manager appointed in respect of all or any of its business or property;

42.5.2	the Service Provider makes an assignment for the benefit of, or enters into or makes any arrangement or composition with, its creditors;

42.5.3	any resolution is passed or any proceeding is commenced for the winding up or liquidation of the Service Provider (whether on a voluntary or involuntary basis) without Chorus’ prior written consent (which is not to be unreasonably withheld or delayed), and providing that if such a proceeding is commenced on an involuntary basis it has remained ongoing for 20 or more Working Days;

Chorus Services Agreement - General Terms

42.5.4	Chorus has given a total of five or more Default Notices in any period of 12 months, provided that each Notice included in the total under this clause 42.5.4 must not have been subject to a Dispute Notice that was resolved in the Service Provider’s favour; or

42.5.5	Chorus has given a total of three or more Non Payment Notices in any period of 12 months, provided that each Notice included in the total under this clause 42.5.5 must not have been subject to a Dispute Notice that was resolved in the Service Provider’s favour.

42.6	Where Chorus gives a Default Notice to the Service Provider, Chorus may, after the period to remedy the Default has expired, terminate supply of the Services (or any part of the services) either immediately or within a reasonable period of time following the date on which Chorus becomes aware of the right to terminate, provided that:

42.6.1	the Default has not been remedied;

42.6.2	the Default is material; and

42.6.3	no Dispute Notice has been issued in relation to the same subject matter as the Default Notice.

42.7	If supply of the Services is terminated, Chorus must refund to the Service Provider a pro rata proportion of all Charges which have been paid in advance by the Service Provider in respect of any period after the date of termination.

42.8	If supply of the Services (or any part of the Services) is terminated, at its discretion, Chorus may:

42.8.1	refuse to recommence supply of the Services (or any part of the Services) to the Service Provider;

42.8.2	agree to recommence supply of the Services (or any part of the Services) to the Service Provider; or

42.8.3	agree to recommence supply of the Services(or any part of the Services) to the Service Provider subject to any conditions, provided those conditions must not be consistent with the CSA.

GENERAL

43	Health and safety

43.1	The Service Provider and Chorus must comply with each other’s reasonable requirements for security, health and safety when working at each other’s premises. Chorus must also comply with any reasonable requirements for security, health and safety when working at the premises of a Customer or End User of the Service Provider. Where practicable, these requirements must be communicated to each other in writing.

44	Consumer Guarantees Act 1993

44.1	The Services are supplied to the Service Provider for the purposes of a business as defined in the Consumer Guarantees Act 1993. The provisions of that Act do not apply to the Services supplied to the Service Provider under the CSA.

45	Assignment by the Service Provider

45.1	A Party may assign any of its rights and obligations under the CSA, provided that:

45.1.1	the Service Provider has obtained prior written consent from Chorus (such consent not to be unreasonably withheld or delayed);

Chorus Services Agreement - General Terms

45.1.2	the assignee satisfies the prerequisites in sections 4 to 7; and

45.1.3	in the case of Chorus seeking to transfer, Chorus may assign any of its rights and obligations under the CSA to any wholly owned subsidiary of Chorus Limited and no consent will be required from the Service Provider.

46	Variation

46.1	No variation of the CSA will be of any force or effect unless it is recorded in writing and signed (whether in counterparts or otherwise) by authorised Representatives of the Service Provider and Chorus. For the avoidance of doubt, this clause 46.1 does not limit Chorus’ ability to amend any Price List or Operations Manual in accordance with the CSA.

47	Representations

47.1	The Service Provider may not represent, and must use all reasonable endeavours to ensure that its Representatives do not represent, that there will be a continuing relationship between Chorus and any Customer or End User of the Service Provider.

48	Subcontracting

48.1	A Party may have Representatives meet any of its obligations under the CSA, but it will remain liable to the other Party for meeting all those obligations.

49	No waiver

49.1	A waiver of any right, power or remedy under the CSA must be in writing signed by the Party granting it. A waiver is only effective in relation to the particular obligation or Default in respect of which it is given. It is not to be taken as an implied waiver of any other obligation or Default or as an implied waiver of that obligation or Default in relation to any other occasion.

49.2	The fact that a Party fails to do, or delays in doing, something the Party is entitled to do under the CSA does not amount to a waiver.

50	Notices

50.1	Notices to Chorus or the Service Provider must be in writing and sent to the relevant contact details advised in accordance with the applicable Operations Manual, provided that where such contact details do not exist or are reasonably believed to be out of date, Notices may be sent to the contact details set out at the beginning of the General Terms.

50.2	Any Notice given by:

50.2.1	post to a contact address will be assumed to have been delivered three days after it is posted;

50.2.2	fax to a contact fax number will be assumed to have been delivered once a correct transmission confirmation slip is received, but any fax sent after 5.00 pm on a Working Day will be deemed to have been delivered at 9.00 am on the next Working Day; or

50.2.3	email to an email address will be assumed to have been delivered on the earlier of:

(a)	the sender’s receipt of confirmation of successful delivery; or

Chorus Services Agreement - General Terms

(b)	one Working Day after dispatch, provided the sender does not receive any indication of the failure of, or delay in, delivery within one Working Day after dispatch. For the purpose of this clause 50.2.3, ‘dispatch’ occurs when the relevant email first leaves the sender’s network for delivery to the recipient’s address.

51	Governing law and jurisdiction

51.1	The CSA is governed by and must be construed in accordance with the laws of New Zealand. The parties submit to the exclusive jurisdiction of the courts of New Zealand. The parties will not object to the exercise of jurisdiction by those courts on any basis.

52	Severing unlawful terms

52.1	If the parties disagree about whether or not a term of the CSA is unlawful or unenforceable, both Parties must, unless they agree otherwise in writing, perform all their obligations under the CSA (other than those which may be unlawful or unenforceable and those obligations that are not able to be performed due to terms that may be unlawful or unenforceable) until a final decision is made by a court on the lawfulness and enforceability of the term.

52.2	If a final decision is made by a court that any term of the CSA is unlawful and unenforceable:

52.2.1	it will be severed from the CSA to the extent that it is unlawful and unenforceable;

52.2.2	the rest of the CSA will remain in force; and

52.2.3	either Party may give Notice requiring the other Party to use reasonable endeavours to negotiate a change to the CSA which is lawful and consistent with the final decision and which puts both Parties, as far as is reasonably possible, in the commercial position they would have been in if it were not for the final decision.

53	Entire agreement

53.1	The CSA contains everything the Parties have agreed in relation to the subject matter it deals with. The CSA will prevail over all previous agreements and understandings between the Parties or representations made by either Party. No Party can rely on an earlier written document or anything said or done by or on behalf of the other Party before the CSA was executed.

53.2	The Parties acknowledge that in entering into the CSA neither has relied on any representation made by the other Party, whether written or oral, about the subject matter the CSA deals with which is not contained in the CSA.

54	Independent Contractor/Privity

54.1	No legal partnership, employer/employee, principal/agent, fiduciary or joint venture relationship is created, evidenced or implied by the CSA.

54.2	No contract, obligation or other legal relationship is created between Chorus and any Customer of the Service Provider or third party by the CSA. Chorus does not provide, grant or confer any right, benefit or privilege on any Customer of the Service Provider under the CSA.

54.3

No third party (including any customer of the Service Provider) will have the benefit of or be entitled to enforce any part of the CSA under the Contracts (Privity) Act 1982 or otherwise, except where the CSA provides otherwise or as provided by law.

Chorus Services Agreement - General Terms

55	Regulatory event

55.1	In this section 55, Regulatory Event means any legislative or regulatory change (including any determination, direction or decision by a regulatory authority, or the introduction of any regulations, standard terms determination or undertaking) that directly or indirectly has the effect of:

55.1.1	altering the terms of the CSA;

55.1.2	making the operation of the CSA impracticable;

55.1.3	materially altering the burden (financial or otherwise) of Chorus providing the Services under the CSA;

55.1.4	making Chorus incapable of performing the CSA; or

55.1.5	causing Chorus (voluntarily or otherwise) to materially alter its operations or structure.

55.2	Chorus may end the provision of the Services in response to a Regulatory Event, by giving the Service Provider three months’ Notice. Such Notice must set out the nature of the Regulatory Event.

56	Rights not excluded

56.1	Nothing in the CSA excludes or limits the Service Provider’s or Chorus’ right to enforce the CSA or exercise any other rights under any enactment.